UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 743, 2520 By-Pass Road    Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 14, 2017, Richard W. Florea, the President and Chief Executive Officer of Skyline Corporation (the “Corporation”), announced to employees at the Corporation’s Mansfield, Texas facility that the Corporation has determined to suspend operations at the Mansfield facility. The suspension is due to the plant being unable to profitably operate since it was converted from producing recreational vehicles to manufactured housing in fiscal 2014. Challenges this location faced included fewer independent manufactured housing dealerships buying homes than anticipated; resulting in sales volumes not reaching profitable levels.

The Corporation anticipates having sufficient orders to maintain production at the Mansfield facility for the next six to eight weeks. The Corporation is seeking potential buyers of the facility. If no buyer is found by the time production is completed, the majority of the workforce is expected to be terminated during the two-week period beginning March 27, 2017 and ending April 10, 2017.

As of the date of this filing, due to the uncertainty associated with finding a potential buyer for the Mansfield facility and other factors, the Corporation is unable to make a good faith determination of an estimate of (1) the total amount or range of amounts expected to be incurred in connection with the major types of costs associated with the suspension of operations at the Mansfield facility (such as one-time termination benefits, contract termination costs, and other associated costs), (2) the total amount or range of amounts expected to be incurred in connection with the action, or (3) the amount or range of amounts of the charge that will result in future cash expenditures. The Corporation will file an amended report on Form 8-K in connection with the Corporation’s determination of such estimates or range of estimates.

Forward-Looking Statements

Information contained in this Current Report on Form 8-K contains “forward-looking statements,” including but not limited to statements related to the suspension of operations at the Mansfield facility and the effects of such action, which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, possible adverse consequences to the Corporation in connection with the suspension of operations at the facility, general business and economic conditions, and other factors, risks, and uncertainties contained in the Corporation’s other filings with the Securities and Exchange Commission. For a further list and description of such risks, see the reports and other filings made by the Corporation with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended May 31, 2016. The Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION

Date: February 21, 2017

	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer